Exhibit 10.2

STOCK PURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 9th day of June 2017, by and between Sileas Corp. ( the "Seller") and Danny Schoening and Karen Hawkins (each, a "Purchaser").

The Seller and Purchasers may be referred to hereinafter from time to time individually as a "Party" and collectively as "Parties".

WITNESSETH:

WHEREAS, Seller desires to sell to Purchasers, and Purchasers desire to purchase from Seller, 800,000 shares of Common Stock, par value US$ 0.001 (the "Shares") of Optex Systems Holdings, Inc. (the “Company”);

WHEREAS, Seller acknowledges that it received all information that Seller considers necessary or appropriate to enable the Seller to decide whether to enter into this Agreement and to consummate the transaction contemplated herein;

WHEREAS, Seller acknowledges that it is the sole record owner of the Shares; and

WHEREAS, Seller acknowledges that it has all requisite power to enter into and perform this Agreement, and Seller further acknowledges that it has taken all necessary corporate action on the part of the Seller, its respective directors and Sellers, necessary for the authorization, execution, delivery and performance by the Seller of this Agreement and the consummation of the transaction contemplated herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, it is hereby agreed as follows:

SECTION 1 THE TRANSACTION

Purchase of Shares

By executing this Agreement and two stock powers endorsed in blank, Seller is hereby selling to Purchasers, and Purchasers are hereby purchasing from Seller, the Shares which are free of any third party preemptive or similar rights, and free and clear of any mortgages, liens, pledges, charges, security interests or any other third party rights (other than any third party rights under the existing Sellers' Agreement (the "Sellers' Agreement"), to the extent applicable), at a price equal to $314,000  (the "Consideration", which is a discounted amount based upon recognition of years of administrative support by the Purchasers for the Company) as follows:

Danny Schoening: 640,000 Shares for $200,000 plus a $50,825 promissory note

Karen Hawkins: 160,000 Shares for $50,000 plus a $12,706 promissory note

Each promissory note shall have a one year term, with interest at 1.18% per annum and shall be payable in four equal quarterly installments of $12,800 for Danny Schoening and $3,200 for Karen Hawkins, each installment payable within five business days after the payment of cash dividends by the Company to each Purchaser.

1.3 Seller hereby represents and warrants to Purchasers, as follows:

(a) Seller is the sole lawful owner, beneficially and of record, of the Shares, and upon the consummation of the transactions contemplated in this Agreement, Purchaser will acquire from Seller, good and marketable title to such Shares free and clear of all liens, charges, encumbrances, debt, restrictions, rights, claims, options to purchase, proxies, voting trusts and other voting agreements, calls and commitments of any kind.

(b) As of the consummation of the transactions contemplated in this Agreement, Seller has full and unrestricted legal right, power and authority to enter into and perform all of its obligations under this Agreement, and to sell and transfer the Shares to Purchaser as provided herein. This Agreement, when executed and delivered by or on behalf of Seller, shall constitute the valid and legally binding obligation of Seller, legally enforceable against Seller in accordance with its terms.

(c) At the time of execution of this Agreement, Seller is not in possession of any material inside information of the Company.

(d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by the Seller of, or constitute a default by the Seller under, any agreement, instrument, decree, judgment or order to which the Seller is a party or by which the Seller may be bound.

(e) By reason of the Seller’s business or financial experience or the business or financial experience of the Seller’s professional advisers who are unaffiliated with the Company and who are not compensated by the Company, the Seller has the capacity to protect the Seller’s own interests in connection with the sale of the Shares to the Company. The Seller is capable of evaluating the potential risks and benefits of the sale hereunder of the Shares.

(f) The Seller has received all of the information that the Seller considers necessary or appropriate for deciding whether to sell the Shares hereunder and perform the other transactions contemplated hereby. The Seller further represents that the Seller has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company and to seek from the Company such additional information as the Seller has deemed necessary to verify the accuracy of any such information furnished or otherwise made available to the Seller by or on behalf of the Company.

(g) The Seller acknowledges that the Seller will have no future participation in any Company gains, losses, profits or distributions with respect to the Shares. If the Shares increase in value by any means, or if the Company’s equity becomes freely tradable and increases in value, the Seller acknowledges that the Seller is voluntarily forfeiting any opportunity to share in any resulting increase in value from the Shares.

(h) The Seller has had an opportunity to review with the Seller’s tax advisers the federal, state, local and foreign tax consequences of the Repurchase and the transactions contemplated by this Agreement. The Seller is relying solely on such advisers and not on any statements or representations of the Company or any of its agents. The Seller understands that the Seller (and not the Company) shall be responsible for the Seller’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

SECTION 2 - Miscellaneous

2.1 Governing Law; Jurisdiction. The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of Delaware. Any and all disputes which may arise between the Parties as a result of or in connection with this Agreement, its interpretation, performance or breach shall be brought and enforced in the courts of the state of Delaware.

2.2 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties; provided, however, that no party may assign its rights hereunder without the prior written consent of the other Parties.

2.3 Entire Agreement; Amendment. This Agreement, including its preamble and exhibits, and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof and supersede all prior agreements and understandings relating thereto. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by all the Parties.

2.4 Notices. All notices and other communications required or permitted to be given or sent hereunder shall be in writing and shall be deemed to have been sufficiently given or delivered for all purposes if mailed by registered airmail, transmitted by facsimile, or delivered by hand to the Parties' respective addresses set forth in the signature page hereto. All notices sent by registered mail shall be deemed to have been received within seven (7) business days of posting. If delivered by hand, upon their delivery.

2.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy upon any breach or default under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default.

2.6 Waiver of Default. No waiver with respect to any breach or default in the performance of any obligation under the terms of this Agreement shall be deemed to be a waiver with respect to any subsequent breach or default, whether of similar or different nature. Any waiver, permit, consent or approval of any kind or character shall be effective only if made in writing and only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by virtue of law or otherwise afforded to any holder, shall be cumulative and not alternative.

2.7 Rights; Severability. If any provision of this Agreement is held by an arbitrator or a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such an arbitrator or court of competent jurisdiction.

2.8 Expenses. Each part shall pay its own expenses, including legal expenses in connection with the transaction contemplated by this Agreement.

2.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

2.10 Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, and together shall constitute one and the same instrument. The Parties may execute this Agreement via facsimile.

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first above-mentioned.

SILEAS CORP.:	DANNY SCHOENING:

By:	By:
Address:	Address:

Date:	Date:

KAREN HAWKINS:

By:
Address:

Date: